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                                                                 Exhibit 10.6


                           SOFTWARE LICENSE AGREEMENT
                                       for
                               ROOT CAUSE ANALYST

IMPORTANT--READ CAREFULLY BEFORE USING THE SOFTWARE: THIS SOFTWARE LICENSE AGREEMENT (THIS "AGREEMENT") IS A LEGAL AGREEMENT BETWEEN YOU (EITHER AN INDIVIDUAL OR A SINGLE ENTITY) ROOT CAUSE ANALYST ("RCA"), A JOINT VENTURE BETWEEN ACCURATE ASSESSMENTS, INC. ("ACCURATE") AND MEDICAL RISK MANAGEMENT ASSOCIATES ("MRMA") FOR THE SOFTWARE PRODUCT IDENTIFIED ABOVE, WHICH INCLUDES COMPUTER SOFTWARE AND MAY INCLUDE ASSOCIATED MEDIA, PRINTED MATERIALS, AND "ONLINE" OR ELECTRONIC DOCUMENTATION (COLLECTIVELY, "SOFTWARE PRODUCT"). THE SOFTWARE PRODUCT ALSO INCLUDES ANY UPDATES AND SUPPLEMENTS TO THE ORIGINAL SOFTWARE PRODUCT PROVIDED TO YOU BY RCA. BY INSTALLING OR USING THE SOFTWARE PRODUCT OR BY OBTAINING THE SOFTWARE USE AUTHORIZATION CODE FROM ACCURATE, YOU ARE AGREEING TO BE LEGALLY BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THESE TERMS, DO NOT INSTALL OR USE THE SOFTWARE PRODUCT OR OBTAIN THE SOFTWARE USE AUTHORIZATION CODE FROM ACCURATE. INSTEAD, PROMPTLY OBTAIN A RETURN APPROVAL NUMBER FROM ACCURATE, AND RETURN THE SOFTWARE PACKAGE(S) AND THE ACCOMPANYING ITEMS (INCLUDING ANY WRITTEN MATERIALS OR OTHER PACKAGING) WITHIN THIRTY (30) DAYS TO ACCURATE FOR A FULL REFUND (AS DESCRIBED MORE FULLY BELOW).

UNLESS OTHERWISE INDICATED IN THIS AGREEMENT, ALL REFERENCES TO "RCA" SHALL BE DEEMED TO INCLUDE RCA, ACCURATE AND MRMA.

RCA RETAINS ALL THE INTELLECTUAL PROPERTY IN THE SOFTWARE PRODUCT; YOU ARE ACQUIRING A NON-EXCLUSIVE LICENSE TO USE THE SOFTWARE PRODUCT ON ONLY THE NUMBER OF COMPUTERS FOR WHICH YOU HAVE PURCHASED A SEPARATE LICENSE, AS SET OUT MORE FULLY BELOW.

                            SOFTWARE PRODUCT LICENSE

The SOFTWARE PRODUCT is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The SOFTWARE PRODUCT is licensed, not sold.

PERMITTED USE/GRANT OF LICENSE

     RCA hereby grants to you a personal, non-transferable and non-exclusive right to use the SOFTWARE PRODUCT. This permits you to use one (1) copy of the SOFTWARE PRODUCT on a single computer; if you wish to use the SOFTWARE PRODUCT on additional computers you must obtain a separate license for each such computer. The SOFTWARE PRODUCT shall be in "use"


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     on a computer when it is loaded into temporary memory (i.e., RAM) or installed into permanent memory (e.g., hard drive, CD-ROM, or other storage device) of that computer. Installation on a network server for the sole purpose of internal distribution shall not constitute "use" for which a separate license is required, PROVIDED you have a separate license for each computer to which the SOFTWARE PRODUCT is distributed. NETWORKS AND ANY AND ALL COMPUTER WORKSTATIONS REQUIRE SEPARATE LICENSES.

RESERVATION OF RIGHTS.

         All rights not expressly granted are reserved by RCA.

COPYRIGHT/RESTRICTIONS ON USE

     The SOFTWARE PRODUCT (including the written materials, questions, images, icons and text incorporated into and/or accompanying the software) is owned by RCA and is protected by United States copyright LAWS. The SOFTWARE PRODUCT also contains trade secrets and other proprietary materials which are owned by RCA. You agree that you will NOT (1) copy the SOFTWARE PRODUCT; (2) copy any of the written materials for any purpose; (3) modify, rent, lease, loan, create derivative works based upon, copy or distribute the SOFTWARE PRODUCT in whole or in part; (4) export or grant a sub-license of the SOFTWARE PRODUCT or the license contained herein to any other party unless authorized by Accurate on behalf of RCA in writing; (5) allow the SOFTWARE PRODUCT to be used on more than the number of computer workstations for which licenses have been purchased; and (6) reverse engineer, decompile, or disassemble the SOFTWARE PRODUCT.

OWNERSHIP

     RCA is the owner of all intellectual property rights in the SOFTWARE PRODUCT, related written materials, logos and names, and all other related materials which accompany the SOFTWARE PRODUCT. No title to the intellectual property in the above-described software or materials is transferred to you by this Agreement.

LIMITED WARRANTY

     RCA warrants that the SOFTWARE PRODUCT will perform substantially in accordance with the accompanying written materials for one (1) year from the date of receipt of the SOFTWARE PRODUCT by you.

     RCA DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO THE SOFTWARE PRODUCT AND THE


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     ACCOMPANYING WRITTEN MATERIALS. RCA DOES NOT WARRANT THAT THE SOFTWARE
     PRODUCT WILL MEET YOUR PARTICULAR REQUIREMENTS OR THAT ITS OPERATION WILL BE ERROR FREE.

     IN NO EVENT SHALL RCA, ACCURATE OR MRMA BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE PRODUCT, EVEN IF RCA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY CASE, RCA'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY YOU FOR THE SOFTWARE PRODUCT. THE LIMITATIONS AND EXCLUSIONS STATED HEREIN SHALL SURVIVE A BREACH OF THIS AGREEMENT.

     RCA is not responsible for any problems that may occur as a result of any incompatibility between the SOFTWARE PRODUCT and any other software or hardware.

     Some states/jurisdictions do not allow the exclusion of implied warranties, nor the exclusion or limitation of liability for consequential or incidental damages. THEREFORE, THE ABOVE EXCLUSIONS AND LIMITATIONS MAY NOT APPLY TO YOU. IN THAT EVENT, ANY IMPLIED WARRANTIES ARE LIMITED IN DURATION TO THIRTY (30) DAYS FROM THE DATE OF RECEIPT OF THE SOFTWARE PRODUCT.

ADDITIONAL DISCLAIMERS

     The SOFTWARE PRODUCT is licensed to you solely as a tool for performing a root causes analysis. In no way shall RCA, Accurate, MRMA or any of their respective agents, employees, successors or assigns be liable for damages from the use of or reliance upon conclusions drawn from the use (proper, negligent or other use) of the SOFTWARE PRODUCT or the data entered or reports generated therefrom.

     Although the SOFTWARE PRODUCT includes introductory material regarding root cause analysis procedures, further education or guidance should be sought prior to reliance on the reports generated by the SOFTWARE PRODUCT or any conclusions you may draw from such reports or from the data you have input into the SOFTWARE PRODUCT to generate such reports. Root cause analysis, as contemplated by use of the SOFTWARE PRODUCT, is a procedure of analysis specific to the medical profession and should not be utilized in any context without proper medical consultation and supplementary education and consultation and in no event should be utilized outside the context of the medical profession. Furthermore, neither the reports generated by the SOFTWARE

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     PRODUCT nor the conclusions you may draw from such reports should be used or relied upon other than with proper consultation with legal or risk management professionals. All risk arising out of any use of or reliance upon the reports generated by the SOFTWARE PRODUCT or any conclusions you may draw from such reports or the data you have input to generate such reports is solely that of the licensee of the SOFTWARE PRODUCT and not of RCA, Accurate, MRMA or their respective agents, employees, successors or assigns.

RETURN APPROVAL NUMBER; SOFTWARE USE AUTHORIZATION CODE

     If, within thirty (30) days from the postmark date the SOFTWARE PRODUCT is shipped, you desire to return the SOFTWARE PRODUCT for a refund, you will need to obtain a RETURN APPROVAL NUMBER from Accurate on behalf of RCA. SOFTWARE PRODUCT returned without a RETURN APPROVAL NUMBER written on the outside of the return envelope will not be accepted for refund. Additionally, no refund of SOFTWARE PRODUCT will be given to anyone who has been given a SOFTWARE USE AUTHORIZATION CODE (as described below) for use of the SOFTWARE PRODUCT.

     In order to use the SOFTWARE PRODUCT you will have to contact Accurate to obtain a SOFTWARE USE AUTHORIZATION CODE. In obtaining the SOFTWARE USE AUTHORIZATION CODE you agree to be bound by the terms of this Agreement. The SOFTWARE USE AUTHORIZATION CODE for use of the SOFTWARE PRODUCT is for one (1) license, and is limited to use on one (1) personal computer. Individual licenses must be purchased for additional personal computers. Once a SOFTWARE USE AUTHORIZATION CODE is given, no RETURN APPROVAL NUMBER will be made available, and the provisions for a thirty (30) day return for refund shall be null and void.


ACTIVE SOFTWARE SUPPORT SERVICE FEE; TECHNICAL HELPLINE

     RCA shall provide active software support services which may include online training services, online discussion user groups, 24-hour technical support via the internet, a telephone helpline (as more fully described below), the ability to download the latest features and upgrades of the SOFTWARE PRODUCT directly from the Web and the ability to transfer the SOFTWARE PRODUCT once annually from one computer to another. All of these services will be provided to you for no charge for one (1) year from the date of your purchase of the SOFTWARE PRODUCT. Thereafter, you will be billed for these services annually on the anniversary date of your purchase of the SOFTWARE PRODUCT at a rate equal to, as of January 1, 2001, $199. Such rate may be subject to an annual increase of no more than 10%.

     As part of the active software support services provided to you described above, RCA shall provide a nine-hour (8:00 a.m. to 5:00 p.m. CST), Monday through Friday, helpline staffed by experienced technical personnel designed to handle


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     technical operations issues. You may contact the helpline with your technical operations questions at (402) 341-8880. For further information concerning the technical helpline, please see the additional materials provided with the SOFTWARE PRODUCT.

TERMINATION

     Without prejudice to any other rights, RCA may terminate this Agreement if you fail to comply with the terms and conditions of this Agreement. In such event, you must destroy all copies of the SOFTWARE PRODUCT and all of its component parts. Such termination by RCA shall be in addition to any and all other legal remedies that may be available to RCA.

BACKUP COPY

     You may make one backup version of the installed and authorized SOFTWARE PRODUCT solely for backup of a network system. In some cases, however, successful restoration or reinstallation of the SOFTWARE PRODUCT following a hardware malfunction will require obtaining a SOFTWARE USE AUTHORIZATION CODE to reauthorize your use of the SOFTWARE PRODUCT. RCA reserves the right not to provide such a code to reauthorize your use of the SOFTWARE PRODUCT in the event you have not subscribed to and paid for the annual active software support service fee described above.

MISCELLANEOUS

     This Agreement is the entire agreement between you and RCA concerning your license to use the SOFTWARE PRODUCT and related materials. This Agreement supersedes all prior agreements, whether oral or written, regarding this subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by duly authorized representative of RCA. This Agreement shall be governed by the laws of the State of Nebraska.

     A portion of the SOFTWARE PRODUCT uses and relies upon allCLEAR, copyrighted software duly licensed by Accurate on behalf of RCA by SPSS Inc. The terms of this Agreement also shall be deemed to run to the benefit of SPSS Inc. with respect to allCLEAR, as incorporated in the SOFTWARE PRODUCT.

Should you have any questions concerning this Agreement, or if you desire to contact RCA or Accurate for any reason, please contact either at the following address: Accurate Assessments, Inc., 1823 Harney Street, Suite 101, Omaha, NE 68102 (402) 341-8880 or at rcainfo@accurateassessments.com.


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